                                   EXHIBIT 4

                            GEORGIA BANCSHARES, INC.
                      EMPLOYEE INCENTIVE STOCK OPTION PLAN


          1.  Purpose of the Plan.
              -------------------

          This Employee Incentive Stock Option Plan (the "Plan") for GEORGIA BANCSHARES, INC. (the "Company") is intended to encourage valued employees of the Company to develop a proprietary interest in the success of the Company, and to attract and retain such employees of the Company. Unless otherwise indicated by the context, reference to the "Company" includes the Company and any subsidiary.

          2.  Administration of the Plan.
              --------------------------

          2.1 The Board of Directors shall appoint a Stock Option Plan Committee (the "Committee") which shall administer the Plan. The Committee shall consist of not less than three (3) members of the Board of Directors; provided, however, that each member of the Committee shall not at any time within one year prior to his service as an administrator of the Plan or during such service have received a grant or award of equity securities pursuant to the Plan.

          Subject to the provisions of this Plan, the Committee shall have full authority, in its discretion: (i) to determine from the eligible employees of the Company and any subsidiary those employees to whom options will be granted;
(ii) to determine when such options shall be granted; (iii) to determine the option price of the shares subject to each option, which price shall not be less than the minimum specified in Section 6 hereof; (iv) to determine when each option shall become exercisable and the duration of the exercise period; and (v) to interpret the Plan and to prescribe, and rescind rules and regulations relating to it.

          2.2 Determinations or interpretations by the Committee of any provisions of the Plan, or of any option granted under it, shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

          3.  Types of Options.
              ----------------

          The options granted under this Plan to any eligible person may be either "Incentive Stock Options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "Nonqualified Stock Options", which are not Incentive Stock Options. The options granted under this Plan shall be designated as either Incentive Stock Options or Nonqualified Stock Options.

          4.  Eligibility.
              -----------

          4.1 All regularly employed employees of the Company or any subsidiary (as defined in Code Section 424(f)), including officers and directors who are such employees, shall be eligible to participate in this Plan.

          4.2 No option may be granted to any employee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary, unless the option price is fixed and not less than 110% of the fair market value of the stock, subject to the option at the time such option is granted, and, notwithstanding the provisions of Section 7 hereof, the exercise period is limited to not more then five (5) years from the date such option is granted. For purposes of the immediately preceding sentence, a person shall be considered as owning the stock owned directly or indirectly by or for his brothers and sisters, whether by the whole or half blood, spouse, ancestors, and lineal descendants; and the stock owned directly or indirectly by a corporation, partnership, estate or trust shall be considered as being owned proportionately by its shareholders, partners, or beneficiaries.

          4.3 The aggregate fair market value (determined as of the time the option is granted) of the common stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year shall not exceed $100,000.

          5.  Stock Subject to the Plan.
              -------------------------

          The stock subject to the options granted under the Plan shall be shares of the Company's common stock which are authorized but unissued or reacquired by the Company, or any authorized but unissued or reacquired shares into which such shares of common stock are exchanged, reclassified or converted. Subject to adjustment as provided in Section 13 hereof, the aggregate number of shares for which options may be granted under the Plan shall not exceed
       Forty Thousand (40,000). However, any shares subject to option under the Plan, which option for any reason expires or is terminated unexercised as to such shares, may again be subject to an option under the Plan.

          6.  Option Price.
              ------------

          6.1 The exercise price for each option granted under this Plan shall be determined by the Committee at the time the option is granted, but in no event shall such exercise price be less than 100% of the fair market value of the Company's common stock on the date of grant.

          6.2 If the stock is listed on an established stock exchange on the date any option is granted, the fair market value of the stock on that date shall be deemed to be the mean between the highest and lowest quoted selling prices of the stock on such stock exchange on that date, or if no sale of the Company's stock shall have been made on any stock exchange on that date, on the next preceding day on which there was a sale of stock. If the stock is not listed on an established stock exchange on the date any option is granted, the fair market value of the stock on that date shall be deemed to be either (i) if the stock is not actively traded in the over-the-counter market, an amount arrived at by the Committee by applying any reasonable valuation method; or (ii) if the stock is actively traded in the over-the-counter market, the mean between dealer "bid" and "ask" closing prices of the stock in the over-the-counter market on that date as reported by the National Association of Securities Dealers Automated Quotation System.

          7.  Term of the Options.
              -------------------

          The term of each option shall be determined by the Committee at the time the option is granted; provided, however, that no option shall be exercisable after the expiration of ten (10) years from the date of grant and all options shall be subject to earlier termination as hereinafter provided.

          8.  Exercise of Option.
              ------------------

          The time at which or the event upon the happening of which each option granted hereunder becomes exercisable, in whole or in part, shall be determined by the Committee at the time the option is granted.

          9.  Date of Grant and Form of Agreement.
              -----------------------------------

          Each option granted under this Plan, unless otherwise specifically indicated, shall be granted as of the date of the Committee resolution granting the option. The Committee shall notify the recipient of the grant in writing delivered either in person or by certified mail. The notification shall serve as the option agreement and shall contain a summary of the essential terms and conditions of the Plan and a complete statement of the particular terms and conditions of the options represented thereby. Any inconsistencies between the terms of the Plan and the terms of the option agreement shall be governed by the terms of the Plan.

          10.  Manner of Exercise.
               ------------------

          10.1 Any person electing to exercise, in whole or in part, any option granted under the Plan shall give written notice to the Company of his election and of the number of whole shares he has elected to purchase, such notice to be accompanied with payment in full.

          10.2 Payment for shares being purchased pursuant to the exercise of an option shall be made in cash, by certified check, by shares of common stock of the Company or by a combination thereof. Any stock transferred to the Company under the exercise of an option shall be valued in the same manner as provided for in Section 6.2 hereof with the exception that the value shall be determined as of the date of exercise rather than the date the option is granted.

          10.3 The Company shall not be required to issue fractional shares in the exercise of any option granted under this Plan, and any fractional shares otherwise issuable on the exercise of any such option shall be disregarded.

          11.  Restriction on Transfer.
               ------------------------

          Each option granted under this Plan shall be transferable only by will or pursuant to applicable laws of descent and distribution and during his lifetime shall be exercisable only by the employee to whom the option is granted. Except as permitted by the preceding sentence, the option granted under this Plan shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and the option shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of any option contrary to the provisions of the Plan, or upon the levy or any attachment or similar process upon such option, the option shall immediately become null and void. In the event the employee is (a) directly or indirectly the beneficial owner of more than 10% of any class of any equity security of the Company, or (b) a director or officer of the Company, no shares obtained upon the exercise of an option may be sold or otherwise disposed of prior to six months after the date the respective option is granted.

          12.  Termination of Employment.
               -------------------------

          12.1 If the employment of an employee with the Company or any subsidiary terminates for any reason other than death or disability, any options granted to the employee under this Plan which have not been exercised shall automatically terminate on the effective date of the employee's termination of employment; provided, however, the Committee reserves the right to grant, in writing, to an employee the right to exercise any options granted under this Plan for a period not to exceed ninety (90) days from the date of such termination, to the extent of the number of shares which were purchasable thereunder at the date of such termination. The transfer of an employee from the Company to any subsidiary or vice versa, or from one subsidiary to another subsidiary, shall not be deemed a termination of employment for purposes of the Plan.

          12.2 In the event of the death of an employee, any option held by him at the time of the death shall become fully exercisable, shall be transferred as provided in his will or as determined by applicable laws of descent and distribution, and may be exercised, in whole or in part, by the estate of the employee, or any person that acquired the option by such bequest or inheritance from the employee, at any time or from time to time on or before the earlier of one year after the date of death or the expiration date prescribed in the option agreement. In the event that an employee becomes permanently and totally disabled (as determined by the Committee in its sole discretion), any option held by him on the date of disability (such date to be determined by the Committee in its sole discretion) shall become fully exercisable and may be exercised in whole or in part, by the employee or his duly appointed guardian or conservator at any time or from time to time, on or before the earlier of one year after the date of disability or the expiration date prescribed in the option agreement.

          13.  Adjustments due to Certain Events.
               ---------------------------------

          13.1 In the event that there is a change in the common stock of the Company by reason of dividends paid in shares of common stock, combination or reclassification of shares, recapitalization, stock split, merger, consolidation or otherwise, the Committee shall make such adjustment, if any, as it may deem equitable in the number and kind of shares which may become subject to options to be granted under the Plan, in the number and kind of shares covered by options theretofore granted, or in the exercise price of shares covered by any such option.

          13.2 Upon the complete liquidation of the Company, other than pursuant to a plan of reorganization, any unexercised options granted under this Plan shall be canceled. In the event of the complete liquidation of any subsidiary employing the employee or in the event such subsidiary ceases to be a subsidiary, any unexercised part of any option granted shall be canceled unless the employee shall be become employed by the Company or another subsidiary concurrently with such event.

          14.  Change in Control.
               -----------------

          Notwithstanding the provisions of the Plan or the provisions of any option agreement regarding exercisability of an option, the Company shall have the right, exercisable in its sole discretion by notice to employee, to require employee to purchase, within ten (10) days from the date of such notice, all or any portion of the shares which are subject to the option pursuant to the other terms and conditions hereof, and the option shall terminate as to any balance remaining of the shares as of the eleventh (11th) day from the date of such notice, in the event (i) the Board (or, if the approval of the Board is not required as a matter of law, the shareholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of common stock would be converted to cash, securities or other property, other than a merger of the Company in which the holders of common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, or (c) the adoption of a plan or proposal for the liquidation or dissolution of the Company, or (ii) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934), corporation or other entity other than the Company shall make a tender offer or exchange offer to acquire any common stock (or securities convertible into common stock) for cash, securities or any other consideration, provided that (a) at least a portion of such securities sought pursuant to the offer in question is acquired and (b) after consummation of such offer, the person, corporation or other entity in question is the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the outstanding common stock (calculated as provided in Rule 13d-3(d) in the case of rights to acquire common stock).

          15.  Rights as a Stockholder.
               -----------------------

          An employee shall not by reason of the Plan or any option granted pursuant to the Plan have any rights of a stockholder of the Company unless shares have been issued and a certificate therefor has been delivered to him. Nothing in the Plan or any option granted hereunder shall (i) confer upon any employee any right to continue in the employ of the Company or (ii) interfere in any way with the right of the Company to terminate the employment of any employee.

          16.  Listing and Registration of Shares.
               ----------------------------------

          Each option shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any federal or state law or the consent or approval of any governmental regulatory body, is necessary or desirable as the condition of, or in connection with, the granting of any such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. In this regard, the Committee may impose such conditions upon the exercise of any option granted under the Plan as it may deem necessary or advisable to assure compliance with such laws, rules and regulations.

          17.  Amendment or Termination of the Plan.
               ------------------------------------

          The Board of Directors may, without further stockholder approval, amend or discontinue this Plan at any time, provided that no unexercised option granted under this Plan may be altered or canceled, except in accordance with its terms or as otherwise provided in Section 13 hereunder, without the written consent of the participant to whom such option was granted; and further provided that without the approval of the stockholders, no amendment may (i) increase the maximum number of shares for which options may be granted under the Plan (except in accordance with Section 13 hereunder), (ii) permit the grant of options under the Plan after the expiration date of the Plan, (iii) change the designation of the class of employees eligible to receive options under the Plan, or (iv) materially increase the benefits accruing to eligible employees.

          18.  Tax Withholding.
               ---------------

          Whatever shares of common stock are to be issued and delivered under the Plan, the Board shall have the right, at or prior to the delivery of any certificate or certificates for such shares, to require the recipient to remit to the Company an amount sufficient to satisfy withholding requirements with respect to federal, state, and local income and employment taxes.

          19.  Term of the Plan.
               ----------------

          This Plan shall become effective on the earlier of the date of its adoption by the Board of Directors of the Company or its approval by the stockholders of the Company. The Plan shall expire and no options shall be granted pursuant to the Plan after ten (10) years from the effective date of the Plan.

          20.  Stockholder Approval.
               --------------------

          This Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months of its adoption by the Board of Directors. In the event that the stockholder approval is not obtained, any options theretofore and thereafter granted shall not be Incentive Stock Options.

          21.  Notices.
               -------

          All notices or other communications hereunder must be in writing and will be deemed given on the date delivered if delivered in person, or on the third business day after mailed by depositing the same postage prepaid in a post office addressed to the Company at its principal office and to any other person at their last known addressed furnished to the Company.

                            GEORGIA BANCSHARES, INC.
                   EMPLOYEE INCENTIVE STOCK OPTION AGREEMENT



Dear ______________:

          The Board of Directors of Georgia Bancshares, Inc. (the "Company") hereby notifies you (the "Employee") of the Company's grant to you of an incentive stock option (the "Option") to purchase shares of the Company's common stock (the "Stock"), as an employment incentive and to encourage stock ownership in the Company, on the following terms and conditions:

     1.   Plan.  This Option is granted pursuant to the provisions of the
          ----
          Company's Employee Incentive Stock Option Plan (the "Plan") and the terms and conditions of the Plan are incorporated herein by reference and made a part hereof. This Option is subject to, and the Company and the Employee agree to be bound by, all of the terms and conditions of the Plan under which this Option was granted as the same shall have been amended from time to time in accordance with the terms thereof.
          A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Employee.

     2.   Option.  The Company hereby grants to the Employee the Option to
          ------
          purchase all or any part of the aggregate of such number of shares of the Stock subject to the terms and condition of the Plan and as set forth on Exhibit "A" attached hereto and incorporated herein by
                   -----------
          reference.

     3.   Non-transferable Option.  This Option and all rights hereunder are
          -----------------------
          neither assignable nor transferable by the Employee otherwise than by will or under applicable laws of descent and distribution, and during the Employee's lifetime this Option is exercisable only by him. Without limiting the generality of the foregoing, this Option shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

     4.   Notice of Exercise of Option.  This Option may be exercised by the
          ----------------------------
          Employee or by his administrators, executors or personal representatives by written notice in substantially the form of "Notice of Exercise" attached hereto as Exhibit "B", and accompanied by a
                                          -----------
          certified or cashier's check payable to the Company in payment of the Option exercise price applicable to such Stock as provided herein. Upon receipt of such notice and accompanying payment, subject to the terms hereof, the Company shall cause to be issued to the Employee or to his representatives, executors, or personal representatives, as the case may be, a certificate(s) for the number of shares of Stock purchased hereunder which will be registered in the name of the person exercising this Option.

          Acceptance by the Employee of the certificate(s) representing the Stock purchased hereunder shall constitute a confirmation by the Employee that the representations, warranties, acknowledgments and agreements made herein shall be true and correct at that time.

     5.   Restrictions on Stock Transfer.  The Employee represents and warrants
          ------------------------------
          to the Company that he will acquire these securities for his own account, for investment purposes only and not with a view to sale or distribution thereof, in whole or in part, and that he has such knowledge and experience in the business and financial matters of the Company that he is capable of evaluating the merits and risks of an investment in these securities. The Employee acknowledges and agrees that these securities have not been registered under the Securities Act of 1933 in reliance on an exemption thereunder for transactions not involving a public offering; that the undersigned shall have no right to require that the Company register these securities under the Securities Act of 1933; and that the Employee can bear the economic risks of the investment for an indefinite period of time as there may not be an active public market for these securities.

          The following legend shall be placed on the certificate(s) representing the Stock purchased by the Employee hereunder:

          THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER FEDERAL AND STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS (1) EXEMPT UNDER FEDERAL OR STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER FEDERAL OR STATE SECURITIES LAWS OR THAT IS OTHERWISE IN COMPLIANCE WITH FEDERAL OR STATE SECURITIES LAWS OR (2) UPON RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY WITH RESPECT TO COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS.

          THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH
          (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

     6.   Entire Agreement.  Subject to the terms and conditions of the Plan,
          ----------------
          which is incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto.

          Please execute this Agreement in the space provided below to evidence your acceptance hereof.


                              GEORGIA BANCSHARES, INC.


                              By:_________________________________
                              Title:______________________________

                              Date:_______________________________


READ AND AGREED TO:

___________________________
Employee

Date:______________________

                                  EXHIBIT "A"

                  TO EMPLOYEE INCENTIVE STOCK OPTION AGREEMENT
                                    BETWEEN
                            GEORGIA BANCSHARES, INC.
                                      AND
                          ___________________________


1.   Number of Shares Subject to Option: _____________ (_____) Shares.
     ----------------------------------

2.   Option Exercise Price:  $___________ per Share.
     ---------------------

3.   Date of Grant:  ________________________
     -------------

4.   Option Vesting Schedule
     -----------------------

     Check one:

     ( ) Options are exercisable with respect to all Shares on or after the date hereof.
     ( ) Options are exercisable with respect to the number of Shares indicated below on or after the date set next to the number of Shares:

               No. of Shares                  Vesting Date
               -------------------------------------------



5.   Option Exercise Period:
     ----------------------

     Check one:

     ( )  All options expire and are void unless exercised on or before
          ______________, ______.
     ( ) Options expire and are void unless exercised on or before the date indicated next to the number of Shares:

               No. of Shares                  Vesting Date
               -------------------------------------------

6.   Effect of Termination of Employment of Employee:
     -----------------------------------------------

     Check one:

     ( )  Options automatically terminate at the date of termination.

     ( ) Employee may exercise options for a period of up to three months from the date of termination, but only to the extent of the number of shares which could be exercised at such date of termination.

                                  EXHIBIT "B"

                               NOTICE OF EXERCISE
                               ------------------
                (TO BE EXECUTED UPON EXERCISE OF STOCK OPTIONS)



TO:  Georgia Bancshares, Inc.


          The undersigned hereby exercises the right to purchase _______ shares of common stock (the "Shares") covered by the attached Employee Incentive Stock Option Agreement in accordance with the terms and conditions thereof, and herewith makes payment of the Option Exercise Price for such Shares in full. The undersigned hereby directs that the certificates for such Shares be issued in the name of, and delivered to ____________________ whose address is ____________________________________________. If the number of Shares so purchased shall not be all of the Shares purchasable under such Employee Incentive Stock Option Agreement, a new Employee Incentive Stock Option Agreement for the balance remaining of the shares purchasable thereunder shall be issued in the name of and delivered to the undersigned at the address shown below.

          This _______ day of _____________, ______.



                              ____________________________________
                              (Signature must conform in all respects to name of Employee as specified on the face of the Employee Incentive Stock Option Agreement)

                              ____________________________________
                              Street Address

                              ____________________________________
                              City         State         Zip Code

                              ____________________________________
                              Social Security Number